                                                                     EXHIBIT 2.2

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
                  -------------------------------------------

     THE REYNOLDS AND REYNOLDS COMPANY ("Seller"), THOROUGHBRED ACQUISITION, INC. ("Purchaser") and INFOCURE CORPORATION ("Parent") agree as follows:

                                   RECITALS:
                                   --------

     Seller, Purchaser and Parent have entered into an Asset Purchase Agreement dated as of September 28, 1998 (the "Agreement") and a letter amending the Agreement (the "Side Letter") dated as of the same date.

     Capitalized terms used in this Amendment No. 1 (the "Amendment") that are defined in the Agreement and not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

     The Parties desire by this Amendment to amend the Agreement and to supersede and render null and void the Side Letter.

1.   AMENDMENT.  The Agreement shall be amended as set forth in this Section 1.
     ---------
     Except as expressly set forth in this Section 1, the Agreement shall not be amended, modified or otherwise affected by this Amendment and the Agreement shall remain in full force and effect.

     1.1 The List of Schedules shall be amended to add: "FF Section 22 Contracts". The List of Exhibits shall be amended to add the following: "Exhibit 16 Form of Reimbursement Agreement", "Exhibit 17 Form of Assignment of Certain Employee Claims", and "Exhibit 18 Form of Bridge Note", and to change Exhibit 14 to "Intentionally Omitted".

     1.2 Sections 6.1 and 6.2 shall be amended to change (a) the references to Reynolds Holdings' "Articles of Incorporation" to "Certificate of Incorporation" and (b) the references to Reynolds Holdings' "Code of Regulations" to "Bylaws".

     1.3 Section 6.19 shall be deleted in its entirety and replaced with the following:

          "Reynolds Holdings is the sole party in interest as to the Parent Note and the Bridge Note and any Converted Securities and is acquiring the Parent Note and the Bridge Note and any Converted Securities for it's own account, for investment only and not with a view toward the resale or distribution thereof. Seller and Reynolds Holdings acknowledge that none of the Parent Note, the Bridge Note or the Converted Securities are registered under the Securities Act or the securities laws of any state or other jurisdiction. Reynolds Holdings is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Seller agrees that Reynolds Holdings will not attempt to pledge, transfer, convey or otherwise dispose of any of the Parent Note, the Bridge Note or the Converted Securities or any interest therein except in a transaction that is the subject of either (a) an effective registration statement under the Securities Act and any applicable state securities laws or (b) an opinion of counsel, which counsel and which opinion of counsel shall be reasonably satisfactory to Parent, to the effect that such registration is not required."

     1.4 All references to Reynolds Holdings' being an Ohio corporation shall be amended to refer to Reynolds Holdings as a Delaware corporation.

     1.5 Section 7.2(f) and Sections 16.6(f)(vii) and 16.6(f)(viii) shall be amended to provide in each case that those Sections shall not limit the remedies of Purchaser and Parent under Section 22.

     1.6 Section 9.4 shall be deleted in its entirety and replaced with the following:

          "9.4  Consents, Waivers and Approvals.  Seller, Purchaser and Parent
                -------------------------------
          will each use best efforts to obtain prior to the Closing (a) the Lessor Documents from each lessor of any Acquired Business Leased Real Property and (b) all other material consents (including under the Section 22 Contracts), waivers, approvals, and releases, and to make prior to the Closing all material filings (including Governmental Authorizations and filings with Governmental Bodies), in each case as necessary to effect the transactions contemplated hereby (provided, that Seller shall not be obligated to obtain any consents, waivers, approvals or releases from Customers). Seller, Purchaser and Parent will each use best efforts to cause NEC to enter into an agreement with Purchaser and Parent to continue Purchaser's right to use certain equipment at Seller's San Diego facility on substantially the same terms and conditions as currently in effect. To the extent such agreement is not obtained, the Parties will act with respect to that portion of Seller's existing agreement with NEC relative to such equipment in a manner similar that contemplated by Section 9.11. All such consents, waivers, releases, approvals and filings will be in writing and in form and substance reasonably satisfactory to the other Party."

     1.7 Sections 9.13 and 9.14 shall be deleted in their entirety and replaced with "Intentionally Omitted".

     1.8 Section 10.12 shall be deleted and replaced in its entirety by the following:

          "10.12  Assignment of Certain Employee Claims.  Seller shall have
                  -------------------------------------
          executed and delivered the Assignment of Certain Employee Claims."

     1.9 Section 11.8 shall be amended by adding the following at the end on the Section: "and the Bridge Note".

    1.10 Section 11.11 shall be deleted and replaced in its entirety by the following:

          "11.11  Reimbursement Agreement.  Purchaser and Parent shall have
                  -----------------------
          executed and delivered the Reimbursement Agreement."

    1.11  A new Section 11.12 shall be added to the Agreement as follows:

          "11.12  Estimated Section 22 Contract Costs.  Seller shall have
                  -----------------------------------
          determined in its reasonable good faith discretion that the likely amount of Section 22 Contract Costs payable by Seller under Section 22 is less than or equal to $500,000; provided, however, that if Purchaser exercises its option under the following sentence, the condition to closing set forth in this sentence shall be deemed waived by Seller. In the event Seller determines in its reasonable good faith discretion that the likely amount of Section 22 Contract Costs payable by Seller under Section 22 is greater than $500,000 and notifies Purchaser in writing of the same, Purchaser may cause the condition in the first sentence of this Section to be deemed waived by Seller by providing Seller with a written notice (within two (2) business days after receipt of Seller's written notice) pursuant to which

          Purchaser agrees to assume all liability for the Section 22
          Contract Costs greater than $500,000 (in such event, Purchaser may treat the Section 22 Contract Costs in excess of $500,000 as Customer Claims Losses under Section 17)."

    1.12 Section 12.1 shall be deleted and replaced in its entirety by the following:

          "12.1  Time and Place. The Closing will be held at the offices of
                 --------------
          Coolidge, Wall, Womsley & Lombard, Dayton Ohio, commencing at 9:00 a.m. on the later of (a) the second business day after satisfaction or waiver of all of the conditions set forth in Sections 10 and 11, or
          (b) the second business day after the earlier of October 12, 1998 or delivery to Seller by Purchaser of the list contemplated by Section 13.1, or at such other place or time or on such other date as the Parties may agree."

    1.13 All references in Sections 13.1 and 19.1 to an "Escrowed Closing" or the "Closing Escrow Termination Date" shall be deleted in their entirety.

    1.14 Section 18.12(a) shall be deleted and replaced in its entirety by the following:

          "Any controversy, dispute or claim arising out of or relating to this Agreement or the Reynolds Holdings Transfer Agreement (except in connection with the determination of a Purchase Price Adjustment Amount or a Personal Property Tax Reimbursement Amount or enforcement of the Parent Note or the Bridge Note or a breach of Section 19) will be submitted to arbitration in accordance with the commercial rules of the AAA, by which each Party will be bound."

    1.15  A new Section 22 shall be added to the Agreement as follows:

            "22. REIMBURSEMENT OF CERTAIN COSTS.
                 ------------------------------

                 22.1  General.  Seller shall reimburse Purchaser and Parent for
                       -------
                 all "Section 22 Contract Costs" as described in Section 22.3.

                 22.2  Definitions and Limitations. "Section 22 Contract Costs"
                       ---------------------------
                       means the following costs paid by Purchaser as a result of or as a condition to obtaining any required consents to the assignment from Seller to Purchaser of the "Section 22 Contracts": (a) all fees, costs and expenses payable as a condition to such consent to assignment, and
                       (b) either (i) the difference of (A) all license and support fees actually paid by Purchaser with respect to that Third Party Distributed Software which is the subject of the Section 22 Contracts that is distributed during the period from the Effective Time until the respective expiration dates of the Section 22 Contracts (in their form as of the Effective Time) to former customers of the Acquired Business or to customers of the Acquired Business as of the Effective Time, less (B) the license and support fees that would have been payable by Seller under the Section 22 Contracts if the transactions contemplated by this Agreement had not occurred and the applicable Third Party Distributed Software was distributed to such customers and former customers by Seller, or (ii) if the other party to the Section 22 Contract refuses to grant an assignment, the difference between (A) all license and support fees actually paid by Purchaser with respect to a reasonably comparable software product to the Third Party Distributed Software which is the subject of the applicable Section 22 Contract that is distributed during the period from the Effective Time until the expiration date of the applicable Section 22 Contract (in its form as of the Effective Time) to former customers of the Acquired Business or to customers of the Acquired Business as of the Effective Time, less (B) the license and support fees that would have been payable by Seller under the applicable Section 22 Contract if the transactions contemplated by this Agreement had not occurred and the applicable Third Party Software was distributed to such customers and former customers by Seller. "Section 22 Contracts" means those agreements, contracts and licenses identified in Schedule FF. Notwithstanding anything to the contrary under this Agreement, Seller's obligations under this Section 22 shall expire on September 30, 2001.

                 22.3  Reimbursement Procedures. Purchaser shall provide Seller
                       ------------------------
                       a monthly report of all Section 22 Contract Costs. All such reports shall become final and binding on the Parties unless Seller objects in writing within 30 days after receipt of the report. To the extent that Seller becomes obligated to pay any amounts under this Section, Seller's payment shall be effected first through a reduction of the Principal Sum (as defined in the Parent
                       Note) in accordance with the Parent Note, with any remainder paid by Seller by wire transfer within thirty
                       (30) days after the applicable report becomes final (whether by agreement, by failure of Seller to timely object or by resolution under Section 18.12)."

     1.16  Schedule A shall be amended to add the following definitions:

          "Reimbursement Agreement" means an agreement in substantially the form of Exhibit 16.

          "Assignment of Certain Employee Claims" means an assignment in substantially the form of Exhibit 17."

          "Bridge Note" means an promissory note in substantially the form of
          Exhibit 18."

     1.17 Schedule A shall be amended to delete and replace certain definitions as set forth below:

          ""Effective Time" means 12:01 a.m., Dayton, Ohio time, on October 23, 1998."

          ""Parent Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement and the other agreements, documents, certificates and instruments executed by Parent pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Parent Note, the Bridge Note and the Parent Guaranty."

          ""Purchaser Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement, the Reimbursement Agreement, the Assignment of Certain Employee Claims and the other agreements, documents, certificates and instruments executed by Purchaser pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Transition Agreement."

          "Working Capital Acquired Assets" means those classes of Acquired Assets (net of all applicable reserves and allowances) identified as such on the Adjusted 6/30/98 Working Capital Statement.

          "Working Capital Assumed Liabilities" means those classes of Assumed Liabilities identified as such on the Adjusted 6/30/98 Working Capital Statement.

    1.18 Schedule A shall be amended to add the following at the end of the definition of RH Intellectual Property Intangibles:

          "provided that the RH Intellectual Property Intangibles shall not include any right, title or interest of Reynolds Holdings in any properties, rights or assets used exclusively in connection with HSD's electronic medical records/clinical product line, including registered trademarks and common law trademarks, inventions and discoveries, copyrights in both published works and unpublished works, rights in mask works and rights as owner or licensee of such know-how, trade secrets, confidential information, customer lists, software, databases technical information, documentation, technology, data, process technology, plans, and drawings and the right to infringement and other claims related to such properties, rights and assets."

    1.19  Schedule A shall be amended to delete the following definitions:
          "6/30/98 Closing Working Capital Statement", "Closing Escrow Agreement", "Closing Escrow Termination Date", "Escrowed Closing", and "Interim Period".

    1.20 The reference to "6/30/98 Working Capital Statement" in the definition in Schedule A of "Closing Working Capital Statement" shall be changed to "Adjusted 6/30/98 Working Capital Statement".

    1.21 The reference to the registration number of the "MEDPRINT+" in the definition of RH Intellectual Property Intangibles shall read:
          "2104073".

    1.22  Schedule X shall be deleted and replaced by the attached Schedule X.

    1.23  Schedule F shall be amended as follows:

          1.23.1 Clause (a) of Section 6.5(a) shall be deleted and replaced by the following: Bankruptcies: FPA Medical Management and its affiliates, Gonzaga Medical Group, Sterling Medical Group and Humana, Inc.

          1.23.2 Clause (a) of Section 6.12(f) shall be deleted and replaced by the following:

                  The following is a listing of customers with whom we are attempting to resolve implementation/delivery/installation issues: David R. Silvers, MD, Radiology Group of New Brunswick, Quantum Southwest Medical, SCH Management Solutions, St. Tammany Parish Hospital, Wishon Radiology Medical, RMI Physicians Service Corp, Drs. Mori, Bean & Brooks, Assn. of Alexandria Radiologists, OB-GYN Associates, Statesville-Iredell Radiologists, Retina Assoc. of Knoxville, Consultants in Gastroenterology, Monterey Medical Group, Catamount Associates, Metro Washington Ortho, Pocono Computer Services, Associates on Radiology, Advanced Heathcare Resources, Kentuckiana Allergy, Previa, Robert P. Hendrikson, M.D., Dr. Charles Watson, Drs. Graham, Rogers and Woods, Drs. Black, Penn, Kanaya and Frothingham and Consulting Radiologists, Ltd. Presseia Services Corporation has notified Seller that Presseia desires to terminate its agreement with Seller as a result of the transactions contemplated by this Agreement.

     1.24 Schedule AA is deleted and replaced in its entirety by the attached Schedule AA.

     1.25 A new Schedule FF shall be added in the form of the attached Schedule FF.

     1.26 Exhibit 1 shall be deleted and replaced in its entirety by the attached Exhibit 1.

     1.27 Exhibit 7 shall be deleted and replaced in its entirety by the attached Exhibit 7.

     1.28 Exhibit 13 shall be deleted and replaced in its entirety by the attached Exhibit 13.

     1.29  Exhibit 14 shall be amended to read as follows: "Intentionally
           Omitted".

     1.30 New Exhibits 16, 17 and 18 shall be added in the form of the attached Exhibits 16, 17 and 18.

2.   MISCELLANEOUS.  This Amendment will be governed by and construed and
     -------------
     enforced in accordance with the laws of the state of Ohio as applied to contracts between Ohio residents executed and performed wholly within that state. The Side Letter is rendered null and void by this Amendment.

     The parties have executed this Amendment effective as of the 22nd day of October, 1998.

THE REYNOLDS AND REYNOLDS COMPANY



By  /s/ Douglas M. Ventura
   -----------------------

Title:  Assoc. Gen. Counsel & Asst. Sec.
       ---------------------------------



INFOCURE COPRORATION



By  /s/ Richard E. Perlman
   -----------------------

Title:  Chairman
        --------


THOROUGHBRED ACQUISITION, INC.



By  /s/ Richard E. Perlman
   -----------------------

Title:  Chairman
        --------

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                                  SCHEDULE X

     See the attached Annexes 1 and 2

                                  SCHEDULE AA

                               Certain Contracts

     See the attached Annex 1

                            Annex 1 to Schedule AA
                                   Contracts

NOTE: Many contracts listed in Sections (A) and (B) of this Annex are included even though such contracts may not be "material" as defined in Section 6.12(a).

(A)  Copies Provided to Parent:
     -------------------------

 1.  AIS Corporation
 2.  Arthur Andersen LLP
 3.  B & P Imaging
 4.  Chicago Title Insurance Company
 5.  Coverall Cleaning
 6.  Context Software Systems, Inc.
 7.  CyData, Inc.
 8.  Danka-American
 9.  Digital Information Systems Corporation (DISC) (nka Synergex)
10.  Dynamic Concepts Incorporated
11.  Enhanced Software Tech.
12.  Envoy Services Networked Partner Agreement
13.  Exclusive Software Services
14.  Fort Knox Escrow Services, Inc. (Kredo)
15.  Fort Knox Escrow Services, Inc. (ProMed)
16.  Hewlett Packard (Support Services Agreement for Resellers)
17.  Hewlett Packard (System Staging and Installation Agreement)
18.  IBM Service Agreement (Sentinel)
19.  IBM Service Agreement (R/2000 & ProMed)
20.  ICX Corporation
21.  Intermec Technologies Corporation
22.  Intersolv Maintenance
23.  Minolta Leasing Services
24.  Moses Taylor Settlement Agreement
25.  Pitney Bowes Credit Corp. (Birmingham)
26.  Pitney Bowes Credit Corp. (Daytona Beach)
27.  Pitney Bowes Software Systems (LPC, Inc.)
28.  ProLogic
29.  Remote Control International
30.  Sieman Rolm
31.  Silvon Software, Inc.
32.  Software Clearinghouse, Inc.
33.  Solutions Network, Inc.
34.  SunSoft, Inc.  (NOTE:  has expired, continuing under P.O. basis)
35. Synergex (NOTE: has expired, continuing under a verbal arrangement, new contract being negotiated and are currently operating under those commercial terms)
36.  Uniplex Integration Systems, Inc.
37.  V Systems
38. Wysitech, Inc. (Only with respect to those contracts created by work orders issued for projects exclusively for the Acquired Business)
39.  Xerox Business Services (Document Source Client Services Agreement)
40.  Xerox Business Services (Document Management Services Agreement)

(B)  Copies Not Provided to Parent:
     -----------------------------

     Bell South

     Hewlett Packard (Miscellaneous Customer Specific Agreements)

     Image Computer Group

     Laurier Professional Services

     Micro-Tel

     Sales Consultants

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                                  SCHEDULE FF

                             Section 22 Contracts

a.  Context License Agreement
b.  Enhanced Software Technologies, Inc. Software License Agreement
c.  Uniplex License Agreement

                                   EXHIBIT 1


     See attached Annex 1

                                   EXHIBIT 7

                 Form of Reynolds Holdings Transfer Agreement


     See attached.

                                  EXHIBIT 13

                         Form of Transition Agreement

     See attached.

                                  EXHIBIT 16

                        Form of Reimbursement Agreement

                                 See attached.

                                  EXHIBIT 17

                 Form of Assignment of Certain Employee Claims

     See attached.

                                  EXHIBIT 18

                              Form of Bridge Note

     See attached.

                                       18